CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2014

______________

PROPELL TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53488	26-1856569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1701 Commerce Street, 2nd Floor, Houston, Texas 77002

(Address of Principal Executive Office) (Zip Code)

(713) 227-0480
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 27, 2014, Propell Technologies Group, Inc. (the “Company”) consummated the sale of 75,000 shares of its Series B Preferred Stock at a purchase price of $10.00 per share pursuant to the terms of a Securities Purchase Agreement it entered into with an accredited investor. Each share of Series B Preferred Stock is convertible, at the option of the holder, at any time, into one hundred shares of common stock of the Company and each holder of Series B Preferred Stock is entitled to vote on all matters that the common stock votes upon on an as converted basis. The Company received gross proceeds of $750,000 from the sale of the Series B Preferred Stock.

Item 3.02 Sale of Unregistered Securities

On March 27, 2014, we sold 75,000 Shares of Series B Preferred Stock to an accredited investor for a purchase price of $750,000. These securities were issued pursuant to Section 4(a)(2) of the Securities Act. The holder represented its intention to acquire the securities for investment only and not with a view towards distribution. The holder was given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. We issued the stock certificates with the appropriate restrictive legend affixed thereto.

Item 5.03 Amendment to Articles of Incorporation or Bylaws: Change in Fiscal

On March 14, 2014 the Company filed a Certificate of Designations, Preferences and Rights with the Secretary of State of the State of Delaware, designating 500,000 shares of its preferred stock as Series B Convertible Preferred Stock, par value $.001 per share. Each share of Series B Preferred Stock is convertible, at the option of the holder, subject to adjustment under certain circumstances, at any time, into one hundred shares of common stock of the Company and each holder of Series B Preferred Stock is entitled to vote on all matters that the common stock votes upon on an as converted basis. The Company has the right to redeem the shares of Series B Convertible Preferred Stock at any time at a price per share equal to 120% of the Stated Value (which Stated Value is $10 on the date hereof, subject to adjustment under certain circumstances) The holders of the Series B Preferred Stock are entitled to a liquidation preference equal to 120% of the Stated Value. The holders of the Series B Convertible Preferred Stock are entitled to receive a cumulative dividend payable, at the election of the Company, in cash or shares of common stock of the Company, at a rate of 8% per annum.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPELL TECHNOLOGIES GROUP, INC.

By:	/s/ John Huemoeller
Name:	John Huemoeller
Title:	Chief Executive Officer

Date: April 1, 2014